RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2003-S13 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S13

         $ 456,271                  0.00%            CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated June 23, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 23, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 68.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                              CREDIT SCORE DISTRIBUTION

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       VALUE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE        RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------
499 or less ....................              3    $      767,748            0.30%    $   255,916        78.75%
500 - 519 ......................              2           611,045            0.24         305,522        79.32
520 - 539 ......................              1           608,705            0.24         608,705        79.00
540 - 559 ......................              3           445,090            0.17         148,363        76.24
560 - 579 ......................              1           673,701            0.26         673,701        58.00
580 - 599 ......................              2           668,447            0.26         334,223        80.00
600 - 619 ......................              3         1,614,314            0.63         538,105        70.68
620 - 639 ......................              6         1,616,483            0.63         269,414        59.74
640 - 659 ......................             10         4,104,812            1.61         410,481        70.77
660 - 679 ......................             25         9,494,537            3.72         379,781        69.12
680 - 699 ......................             41        15,982,253            6.26         389,811        65.34
700 - 719 ......................             52        20,029,250            7.84         385,178        64.82
720 - 739 ......................             39        15,500,062            6.07         397,437        60.35
740 - 759 ......................             75        28,484,843           11.15         379,798        64.75
760 - 779 ......................             99        39,366,996           15.41         397,646        64.33
780 - 799 ......................            149        60,509,529           23.69         406,104        65.92
800 or greater .................            132        54,989,187           21.52         416,585        62.87
                                         ------    --------------          ------     -----------        -----
     Total .....................            643    $  255,467,002          100.00%    $   397,305        64.75%
                                         ======    ==============          ======

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 758.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                        MORTGAGE RATES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
5.375 - 5.499 ..................              3    $      907,154            0.36%    $   302,385           742        68.58%
5.500 - 5.624 ..................              2           737,800            0.29         368,900           792        71.36
5.625 - 5.749 ..................             12         4,701,833            1.84         391,819           764        66.68
5.750 - 5.874 ..................             90        40,329,042           15.79         448,100           769        65.09
5.875 - 5.999 ..................            312       127,085,108           49.75         407,324           758        64.79
6.000 - 6.124 ..................            139        51,653,409           20.22         371,607           764        65.52
6.125 - 6.249 ..................             52        20,655,063            8.09         397,213           733        62.69
6.250 - 6.374 ..................             26         7,499,917            2.94         288,458           743        58.23
6.375 - 6.499 ..................              3           559,692            0.22         186,564           748        58.51
6.500 - 6.624 ..................              3           729,278            0.29         243,093           540        78.64
6.750 - 6.874 ..................              1           608,705            0.24         608,705           531        79.00
                                         ------    --------------          ------     -----------           ---        -----
     Total .....................            643    $  255,467,002          100.00%    $   397,305           758        64.75%
                                         ======    ==============          ======

As of March 1, 2005, the weighted average mortgage rate was approximately 5.9093% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN               MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
BALANCE ($)                           LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
100,000 or less ................             13    $    1,073,213            0.42%    $    82,555           676        67.92%
100,001 - 200,000 ..............             61         9,227,856            3.61         151,276           728        62.26
200,001 - 300,000 ..............             33         8,256,521            3.23         250,198           751        61.42
300,001 - 400,000 ..............            260        91,001,294           35.62         350,005           764        67.20
400,001 - 500,000 ..............            118        51,996,346           20.35         440,647           767        63.16
500,001 - 600,000 ..............            107        57,159,369           22.37         534,200           755        65.73
600,001 - 700,000 ..............             28        17,508,904            6.85         625,318           740        64.73
700,001 - 800,000 ..............             11         8,151,474            3.19         741,043           775        60.73
800,001 - 900,000 ..............              2         1,640,068            0.64         820,034           756        47.78
900,001 - 1,000,000 ............             10         9,451,956            3.70         945,196           723        55.42
                                         ------    --------------          ------     -----------           ---        -----
     Total .....................            643    $  255,467,002          100.00%    $   397,305           758        64.75%
                                         ======    ==============          ======





                                                 ORIGINAL LTV RATIOS


                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE        SCORE
--------------------------------    -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ..................            101    $   37,676,474           14.75%    $   373,034           765
50.01 - 55.00 ..................             58        24,342,102            9.53         419,691           760
55.01 - 60.00 ..................             69        31,022,854           12.14         449,607           762
60.01 - 65.00 ..................             69        29,364,031           11.49         425,566           762
65.01 - 70.00 ..................             77        31,688,717           12.40         411,542           759
70.01 - 75.00 ..................             85        32,267,294           12.63         379,615           751
75.01 - 80.00 ..................            174        66,315,550           25.96         381,124           751
80.01 - 85.00 ..................              2           435,323            0.17         217,662           780
85.01 - 90.00 ..................              7         2,236,135            0.88         319,448           757
90.01 - 95.00 ..................              1           118,522            0.05         118,522           688
                                         ------    --------------          ------     -----------         -----
      Total ....................            643    $  255,467,002          100.00%    $   397,305           758
                                         ======    ==============          ======

The weighted average LTV ratio at origination of the mortgage loans was approximately 64.75%.


                                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          STATE                       LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Alabama ........................              6    $    1,139,719            0.45%    $   189,953           694        68.79%
Arizona ........................             10         3,705,094            1.45         370,509           744        74.74
California .....................            342       145,665,668           57.02         425,923           767        62.36
Colorado .......................             23         7,125,018            2.79         309,783           764        70.21
Connecticut ....................             10         3,694,355            1.45         369,436           719        69.02
District of Columbia ...........              2         1,392,965            0.55         696,483           732        37.43
Delaware .......................              1           149,947            0.06         149,947           768        54.00
Florida ........................              7         3,012,710            1.18         430,387           715        66.49
Georgia ........................              6         2,895,150            1.13         482,525           719        76.39
Hawaii .........................              2         1,290,023            0.50         645,011           791        51.35
Iowa ...........................              1           115,493            0.05         115,493           809        73.00
Idaho ..........................              2           213,875            0.08         106,938           633        78.06
Illinois .......................              7         2,832,527            1.11         404,647           779        64.21
Kentucky .......................              2           602,108            0.24         301,054           781        79.62
Louisiana ......................              3         1,009,451            0.40         336,484           754        83.24
Massachusetts ..................             13         4,713,449            1.85         362,573           742        69.38
Maryland .......................             22         8,681,330            3.40         394,606           752        71.78
Maine ..........................              1           341,132            0.13         341,132           648        58.00
Michigan .......................             14         3,516,442            1.38         251,174           737        65.30
Minnesota ......................              7         3,652,618            1.43         521,803           723        64.92
Missouri .......................              1           486,017            0.19         486,017           682        56.00
Mississippi ....................              2           420,834            0.16         210,417           766        54.64
North Carolina .................             11         4,860,948            1.90         441,904           745        60.72
New Jersey .....................              8         2,348,957            0.92         293,620           755        67.25
New Mexico .....................              2           460,996            0.18         230,498           754        74.43
Nevada .........................              4         1,441,894            0.56         360,473           763        72.28
New York .......................             19         6,651,576            2.60         350,083           757        59.71
Ohio ...........................              4         1,166,884            0.46         291,721           742        76.02
Oklahoma .......................              1            83,558            0.03          83,558           668        80.00
Oregon .........................              9         3,028,080            1.19         336,453           767        74.88
Pennsylvania ...................              5         2,449,111            0.96         489,822           726        59.31
Rhode Island ...................              2           561,795            0.22         280,898           725        69.55
South Carolina .................              5         1,786,047            0.70         357,209           735        71.24
Tennessee ......................              2           824,407            0.32         412,203           701        66.81
Texas ..........................             20         6,681,663            2.62         334,083           758        70.50
Utah ...........................              4         1,615,818            0.63         403,954           733        70.04
Virginia .......................             40        14,537,750            5.69         363,444           743        70.40
Washington .....................             22         9,972,694            3.90         453,304           744        66.94
Wisconsin ......................              1           338,900            0.13         338,900           758        60.00
                                         ------    --------------          ------     -----------           ---        -----
     Total .....................            643    $  255,467,002          100.00%    $   397,305           758        64.75%
                                         ======    ==============          ======


----------
         No more than 1.2% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.


                                              LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        LOAN PURPOSE                  LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Purchase .......................             97    $   42,729,399           16.73%    $   440,509           760        74.77%
Rate/Term Refinance ............            435       171,155,551           67.00         393,461           757        63.53
Equity Refinance ...............            111        41,582,052           16.28         374,613           756        59.48
                                         ------    --------------          ------     -----------           ---        -----
     Total .....................            643    $  255,467,002          100.00%    $   397,305           758        64.75%
                                         ======    ==============          ======





                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
      DOCUMENTATION TYPE              LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Full Documentation .............            511    $  209,227,475           81.90%    $   409,447           758        66.30%
Reduced Documentation ..........            132        46,239,527           18.10         350,299           754        57.75
                                         ------    --------------          ------     -----------           ---        -----
     Total .....................            643    $  255,467,002          100.00%    $   397,305           758        64.75%
                                         ======    ==============          ======


         No more than 66.8% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 11.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                           OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        OCCUPANCY TYPE                LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Primary Residence ..............            636    $  253,224,193           99.12%    $   398,151           757        64.70%
Second/Vacation ................              7         2,242,809            0.88         320,401           770        69.91
                                         ------    --------------          ------     -----------           ---        -----
     Total .....................            643    $  255,467,002          100.00%    $   397,305           758        64.75%
                                         ======    ==============          ======





                                                  MORTGAGED PROPERTY TYPES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          PROPERTY TYPE               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
Single Family Detached .........            483    $  190,291,662           74.49%    $   393,979           758        64.15%
Planned Unit Developments
(detached) .....................            132        55,275,164           21.64         418,751           752        67.95
Condo Low-Rise (less than 5
(stories) ......................             13         4,081,174            1.60         313,936           780        66.23
Townhouse ......................              6         2,034,652            0.80         339,109           788        50.18
Planned Unit Developments
(attached) .....................              4         1,563,516            0.61         390,879           758        66.08
Two- to four-family Units ......              3         1,454,406            0.57         484,802           753        41.20
Condo Mid-Rise (5 to 8 stories)               1           394,238            0.15         394,238           719        77.00
Condo High-Rise (9 stories or
more) ..........................              1           372,191            0.15         372,191           794        30.00
                                         ------    --------------          ------     -----------           ---        -----
    Total ......................            643    $  255,467,002          100.00%    $   397,305           758        64.75%
                                         ======    ==============          ======





                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        NET MORTGAGE RATE (%)         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
--------------------------------    -----------    --------------    -------------    -----------    ----------    ----------
5.095 ..........................              3    $      907,154            0.36%    $   302,385           742        68.58%
5.220 ..........................              2           737,800            0.29         368,900           792        71.36
5.345 ..........................             12         4,701,833            1.84         391,819           764        66.68
5.470 ..........................             90        40,329,042           15.79         448,100           769        65.09
                                         ------    --------------          ------     -----------           ---        -----
    Total ......................            107    $   46,675,830           18.27%    $   436,223           768        65.41%
                                         ======    ==============          ======

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 0.978757228%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                              FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS A-P CERTIFICATES
                                                            --------------------------------------------------
                                                             0%        100%      250%        400%         500%
                                                            ----       ----      ----        ----         ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%        100%         100%
April 2006.............................................      98         93        81          75           69
April 2007.............................................      97         86        65          56           48
April 2008.............................................      95         79        53          42           33
April 2009.............................................      93         73        42          31           22
April 2010.............................................      91         67        34          23           15
April 2011.............................................      89         62        27          17           11
April 2012.............................................      87         57        22          13            7
April 2013.............................................      85         52        17           9            5
April 2014.............................................      83         47        14           7            3
April 2015.............................................      80         43        11           5            2
April 2016.............................................      77         39         9           4            2
April 2017.............................................      74         35         7           3            1
April 2018.............................................      71         32         5           2            1
April 2019.............................................      68         29         4           1            *
April 2020.............................................      65         26         3           1            *
April 2021.............................................      61         23         3           1            *
April 2022.............................................      57         20         2           1            *
April 2023.............................................      53         18         2           *            *
April 2024.............................................      49         15         1           *            *
April 2025.............................................      45         13         1           *            *
April 2026.............................................      40         11         1           *            *
April 2027.............................................      35          9         *           *            *
April 2028.............................................      29          7         *           *            *
April 2029.............................................      24          5         *           *            *
April 2030.............................................      18          4         *           *            *
April 2031.............................................      11          2         *           *            *
April 2032.............................................       5          1         *           *            *
April 2033.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........      17.4       10.0       4.6         3.4          2.7


----------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                               ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $47,977,982.98        $214,594,594.37
Weighted average mortgage rate .................         5.7262940574%                5.9515%
Weighted average servicing fee rate.............         0.2800000000%                0.3300%
Weighted average original term to maturity
(months) .......................................                  359                    359
Weighted average remaining term
to maturity (months) ...........................                  332                    333

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                    CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              100%            250%             400%            500%
------------------------------         ----             ----            ----             ----            ----
$343,346......................         1.9%             3.4%            8.0%            10.7%            13.7%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                       AT DECEMBER 31, 1999         AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                    -----------------------------------------------------------------------------------------
                                       BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.     BY DOLLAR
                                        OF         AMOUNT            OF         AMOUNT            OF         AMOUNT
                                       LOANS      OF LOANS          LOANS      OF LOANS          LOANS      OF LOANS
                                    -----------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............     159,458    $41,799,848       156,842    $41,837,077       142,330    $38,092,093
Period of Delinquency
  30 to 59 days .................       2,081        485,414         2,147        488,965         1,968        469,058
  60 to 89 days .................         297         66,720           336         72,625           327         75,698
  90 days or more ...............         301         69,148           307         68,860           333         76,136
Foreclosures Pending ............         419        100,940           340         81,219           350         91,964
Total Delinquent Loans ..........       3,098    $   722,221         3,130    $   711,669         2,978    $   712,856
Percent of Loan
    Portfolio ...................       1.943%         1.728%        1.996%         1.701%        2.092%         1.871%

[TABLE CONTINUED]


                                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                    --------------------------------------------------------------------------------
                                     BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.    BY DOLLAR
                                      OF         AMOUNT            OF         AMOUNT            OF        AMOUNT
                                     LOANS      OF LOANS          LOANS      OF LOANS          LOANS     OF LOANS
                                    --------------------------------------------------------------------------------
Total Loan Portfolio ............   104,754    $29,652,506        61,336    $19,562,648       51,674    $17,633,235
Period of Delinquency
  30 to 59 days .................     1,391        350,118           813        202,438          354        101,882
  60 to 89 days .................       256         59,355           180         37,722           80         18,514
  90 days or more ...............       277         67,047           229         51,671           99         22,840
Foreclosures Pending ............       333         80,326           243         58,402          139         31,349
Total Delinquent Loans ..........     2,257    $   556,846         1,465    $   350,233          672    $   174,585
Percent of Loan
    Portfolio ...................     2.155%         1.878%        2.388%         1.790%       1.300%         0.990%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                       AT DECEMBER 31, 1999         AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                    -----------------------------------------------------------------------------------------
                                       BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.     BY DOLLAR
                                        OF         AMOUNT            OF         AMOUNT            OF         AMOUNT
                                       LOANS      OF LOANS          LOANS      OF LOANS          LOANS      OF LOANS
                                    -----------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............      31,572    $ 5,733,023        29,442    $ 5,424,670        26,174    $ 4,923,160
Period of Delinquency
  30 to 59 days .................         476         87,173           481         80,450           436         72,245
  60 to 89 days .................          72         13,317            85         14,464            71         13,138
  90 days or more ...............          68         14,146            57         12,443            64         12,292
Foreclosures Pending ............         113         23,846            87         17,435            79         22,361
Total Delinquent Loans ..........         729    $   138,482           710    $   124,791           650    $   120,036
Percent of Loan
    Portfolio ...................       2.309%         2.416%        2.412%         2.300%        2.483%         2.438%

[TABLE CONTINUED]


                                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                    --------------------------------------------------------------------------------
                                     BY NO.     BY DOLLAR         BY NO.     BY DOLLAR         BY NO.    BY DOLLAR
                                      OF         AMOUNT            OF         AMOUNT            OF        AMOUNT
                                     LOANS      OF LOANS          LOANS      OF LOANS          LOANS     OF LOANS
                                    --------------------------------------------------------------------------------
Total Loan Portfolio ............    20,813    $ 4,388,764        15,134    $ 3,902,833       12,980    $ 3,701,651
Period of Delinquency
  30 to 59 days .................       303         56,489           221         45,326           80         18,542
  60 to 89 days .................        62         12,354            38          7,098           21          4,011
  90 days or more ...............        66         16,163            55          9,585           15          2,980
Foreclosures Pending ............        68         14,099            53         11,232           26          5,253
Total Delinquent Loans ..........       499    $    99,105           367    $    73,241          142    $    30,786
Percent of Loan
    Portfolio ...................     2.398%         2.258%        2.425%         1.877%       1.094%         0.832%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                               JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                     AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                       YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                    DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                    -----------------    -----------------    -----------------    -----------------
                                                                                  (Dollar Amounts in Thousands)
Total Loan Portfolio ............   $     41,799,848     $     41,837,077     $     38,092,093     $     29,652,506
Average Portfolio Balance .......   $     41,744,291     $     41,712,987     $     40,578,437     $     34,185,451
Foreclosed Loans ................   $         36,732     $         18,166     $         11,865     $         13,924
Liquidated Foreclosed Loans .....   $         40,097     $         57,997     $         35,574     $         30,193
Foreclosed Loans Ratio ..........              0.088%               0.043%               0.031%               0.047%
Gross Loss ......................   $          6,022     $         16,608     $          9,085     $          5,871
Gross Loss Ratio ................              0.014%               0.040%               0.022%               0.017%
Covered Loss ....................   $          3,549     $          6,438     $          5,451     $          3,056
Net Loss ........................   $          2,473     $         10,170     $          3,633     $          2,816
Net Loss Ratio ..................              0.006%               0.024%               0.009%               0.008%
Excess Recovery .................   $            333     $             39     $              5     $            108

[TABLE CONTINUED]

                                       AT OR FOR THE        AT OR FOR THE
                                         YEAR ENDED           YEAR ENDED
                                      DECEMBER 31, 2003    DECEMBER 31, 2004
                                      -----------------    -----------------

Total Loan Portfolio ............     $     19,562,648     $      17,633,235
Average Portfolio Balance .......     $     23,080,737     $      17,999,485
Foreclosed Loans ................     $          9,435     $           2,109
Liquidated Foreclosed Loans .....     $         28,302     $          16,609
Foreclosed Loans Ratio ..........                0.048%                0.012%
Gross Loss ......................     $          5,331     $           2,922
Gross Loss Ratio ................                0.023%                0.016%
Covered Loss ....................     $          4,219     $           1,648
Net Loss ........................     $          1,112     $           1,274
Net Loss Ratio ..................                0.005%                0.007%
Excess Recovery .................     $             18     $              68





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                     AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                       YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                    DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                    -----------------    -----------------    -----------------    -----------------
                                                                                 (Dollar Amounts in Thousands)
Total Loan Portfolio..........           $5,733,023            $5,424,670            $4,923,160           $4,388,764
Average Portfolio Balance.....           $6,483,857            $5,497,288            $5,208,164           $4,572,334
Foreclosed Loans..............               $7,705                $2,749                  $841               $3,323
Liquidated Foreclosed Loans...               $7,487               $10,220                $5,253               $3,685
Foreclosed Loans Ratio........               0.134%                0.051%                0.017%               0.076%
Gross Loss....................               $1,142                $4,343                $1,657               $1,047
Gross Loss Ratio..............               0.018%                0.079%                0.032%               0.023%
Covered Loss..................                 $561                  $895                $1,202                 $462
Net Loss......................                 $581                $3,449                  $456                 $585
Net Loss Ratio................               0.009%                0.063%                0.009%               0.013%
Excess Recovery...............                 $148                   $25                    $0                   $0

[TABLE CONTINUED]

                                       AT OR FOR THE        AT OR FOR THE
                                         YEAR ENDED           YEAR ENDED
                                      DECEMBER 31, 2003    DECEMBER 31, 2004
                                      -----------------    -----------------

Total Loan Portfolio..........               $3,902,833            $3,701,651
Average Portfolio Balance.....               $4,082,685            $3,702,764
Foreclosed Loans..............                   $2,051                  $798
Liquidated Foreclosed Loans...                   $5,319                $2,680
Foreclosed Loans Ratio........                   0.053%                0.022%
Gross Loss....................                   $1,473                  $581
Gross Loss Ratio..............                   0.036%                0.016%
Covered Loss..................                     $884                  $227
Net Loss......................                     $589                  $353
Net Loss Ratio................                   0.014%                0.010%
Excess Recovery...............                       $0                   $15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                 APPENDIX A


                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

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Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13(POOL #  4708)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4708
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J5U4    20,000,000.00  20,000,000.00     4.750000  %          0.00
A-2     76111J5V2             0.00           0.00     0.680000  %          0.00
A-3     76111J5W0    10,000,000.00  10,000,000.00     5.500000  %          0.00
A-4     76111J5X8   265,601,000.00 235,155,502.35     3.500000  %  4,266,878.03
A-5     76111J5Y6             0.00           0.00     5.500000  %          0.00
A-6     76111J5Z3    76,822,533.00           0.00     0.000000  %          0.00
A-7     76111J6A7    27,935,467.00           0.00     0.000000  %          0.00
A-P     76111J6B5       557,809.93     498,375.50     0.000000  %     21,578.12
A-V     76111J6C3             0.00           0.00     0.101081  %          0.00
R-I     76111J6D1           100.00           0.00     5.500000  %          0.00
R-II    76111J6E9           100.00           0.00     5.500000  %          0.00
M-1     76111J6F6     5,754,200.00   5,644,900.52     5.500000  %      6,517.40
M-2     76111J6G4     1,643,900.00   1,612,674.56     5.500000  %      1,861.93
M-3     76111J6H2     1,027,500.00   1,007,982.91     5.500000  %      1,163.78
B-1     76111J6J8       616,500.00     604,789.75     5.500000  %        698.27
B-2     76111J6K5       411,000.00     403,193.17     5.500000  %        465.52
B-3     76111J6L3       616,548.44     604,837.27     5.500000  %        698.33

-------------------------------------------------------------------------------
                  410,986,658.37   275,532,256.03                  4,299,861.38
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        79,166.67     79,166.67            0.00       0.00     20,000,000.00
A-2        11,333.33     11,333.33            0.00       0.00              0.00
A-3        45,833.33     45,833.33            0.00       0.00     10,000,000.00
A-4       685,870.22  4,952,748.25            0.00       0.00    230,888,624.32
A-5       391,925.84    391,925.84            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-P             0.00     21,578.12            0.00       0.00        476,797.38
A-V        23,209.32     23,209.32            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        25,872.46     32,389.86            0.00       0.00      5,638,383.12
M-2         7,391.43      9,253.36            0.00       0.00      1,610,812.63
M-3         4,619.92      5,783.70            0.00       0.00      1,006,819.13
B-1         2,771.95      3,470.22            0.00       0.00        604,091.48
B-2         1,847.97      2,313.49            0.00       0.00        402,727.65
B-3         2,772.17      3,470.50            0.00       0.00        604,138.94

-------------------------------------------------------------------------------
        1,282,614.61  5,582,475.99            0.00       0.00    271,232,394.65
===============================================================================















































Run:        04/26/05     10:05:18
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13(POOL #  4708)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4708
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     3.958334     3.958334   0.000000 1000.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-4     885.371299   16.064992     2.582333    18.647325   0.000000  869.306307
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     893.450387   38.683643     0.000000    38.683643   0.000000  854.766745
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     981.005270    1.132634     4.496274     5.628908   0.000000  979.872636
M-2     981.005272    1.132636     4.496277     5.628913   0.000000  979.872636
M-3     981.005269    1.132633     4.496273     5.628906   0.000000  979.872636
B-1     981.005272    1.132636     4.496269     5.628905   0.000000  979.872636
B-2     981.005264    1.132628     4.496277     5.628905   0.000000  979.872636
B-3     981.005264    1.132628     4.496273     5.628901   0.000000  979.872636

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13 (POOL #  4708)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4708
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       57,343.74
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    14,260.07

SUBSERVICER ADVANCES THIS MONTH                                       17,294.71
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,628,334.02

 (B)  TWO MONTHLY PAYMENTS:                                    3     859,235.24

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     271,232,394.66

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          682

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,981,736.62

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.40830500 %     3.00528700 %    0.58534710 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.35576400 %     3.04388968 %    0.59498610 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,997,302.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,992,772.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.91157578
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              335.90

POOL TRADING FACTOR:                                                65.99542568

Run:        04/26/05     11:15:31                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13(POOL #  4708)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4708
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J5U4    20,000,000.00  20,000,000.00     4.750000  %          0.00
A-2     76111J5V2             0.00           0.00     0.680000  %          0.00
A-3     76111J5W0    10,000,000.00  10,000,000.00     5.500000  %          0.00
A-4     76111J5X8   265,601,000.00 230,888,624.32     3.500000  %  4,401,845.78
A-5     76111J5Y6             0.00           0.00     5.500000  %          0.00
A-6     76111J5Z3    76,822,533.00           0.00     0.000000  %          0.00
A-7     76111J6A7    27,935,467.00           0.00     0.000000  %          0.00
A-P     76111J6B5       557,809.93     476,797.38     0.000000  %      5,670.58
A-V     76111J6C3             0.00           0.00     0.100350  %          0.00
R-I     76111J6D1           100.00           0.00     5.500000  %          0.00
R-II    76111J6E9           100.00           0.00     5.500000  %          0.00
M-1     76111J6F6     5,754,200.00   5,638,383.12     5.500000  %      6,561.39
M-2     76111J6G4     1,643,900.00   1,610,812.63     5.500000  %      1,874.51
M-3     76111J6H2     1,027,500.00   1,006,819.13     5.500000  %      1,171.63
B-1     76111J6J8       616,500.00     604,091.48     5.500000  %        702.98
B-2     76111J6K5       411,000.00     402,727.65     5.500000  %        468.65
B-3     76111J6L3       616,548.44     604,138.94     5.500000  %        703.03

-------------------------------------------------------------------------------
                  410,986,658.37   271,232,394.65                  4,418,998.55
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        79,166.67     79,166.67            0.00       0.00     20,000,000.00
A-2        11,333.33     11,333.33            0.00       0.00              0.00
A-3        45,833.33     45,833.33            0.00       0.00     10,000,000.00
A-4       673,425.15  5,075,270.93            0.00       0.00    226,486,778.54
A-5       384,814.37    384,814.37            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-P             0.00      5,670.58            0.00       0.00        471,126.80
A-V        22,681.82     22,681.82            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        25,842.59     32,403.98            0.00       0.00      5,631,821.73
M-2         7,382.89      9,257.40            0.00       0.00      1,608,938.12
M-3         4,614.59      5,786.22            0.00       0.00      1,005,647.50
B-1         2,768.75      3,471.73            0.00       0.00        603,388.50
B-2         1,845.84      2,314.49            0.00       0.00        402,259.00
B-3         2,768.97      3,472.00            0.00       0.00        603,435.91

-------------------------------------------------------------------------------
        1,262,478.30  5,681,476.85            0.00       0.00    266,813,396.10
===============================================================================















































Run:        04/26/05     11:15:31
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13(POOL #  4708)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4708
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     3.958334     3.958334   0.000000 1000.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-4     869.306307   16.573152     2.535477    19.108629   0.000000  852.733154
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     854.766742   10.165792     0.000000    10.165792   0.000000  844.600949
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     979.872637    1.140280     4.491083     5.631363   0.000000  978.732357
M-2     979.872639    1.140282     4.491082     5.631364   0.000000  978.732357
M-3     979.872639    1.140282     4.491085     5.631367   0.000000  978.732357
B-1     979.872632    1.140276     4.491079     5.631355   0.000000  978.732357
B-2     979.872624    1.140268     4.491095     5.631363   0.000000  978.732357
B-3     979.872640    1.140283     4.491083     5.631366   0.000000  978.732356

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:31                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13 (POOL #  4708)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4708
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       56,491.24
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    13,786.69

SUBSERVICER ADVANCES THIS MONTH                                        6,926.34
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     529,834.84

 (B)  TWO MONTHLY PAYMENTS:                                    2     616,292.21

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     266,813,396.08

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          671

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,103,340.49

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.35576400 %     3.04924900 %    0.59394020 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.29969000 %     3.09070214 %    0.60414120 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,997,302.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,992,772.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.91091677
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              334.80

POOL TRADING FACTOR:                                                64.92020864

Run:        04/07/05     11:35:27                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13(POOL #  4708)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4708
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J5U4    20,000,000.00  20,000,000.00     4.750000  %          0.00
A-2     76111J5V2             0.00           0.00     0.680000  %          0.00
A-3     76111J5W0    10,000,000.00  10,000,000.00     5.500000  %          0.00
A-4     76111J5X8   265,601,000.00 226,486,778.54     3.500000  %  4,226,609.32
A-5     76111J5Y6             0.00           0.00     5.500000  %          0.00
A-6     76111J5Z3    76,822,533.00           0.00     0.000000  %          0.00
A-7     76111J6A7    27,935,467.00           0.00     0.000000  %          0.00
A-P     76111J6B5       557,809.93     471,126.80     0.000000  %      2,635.38
A-V     76111J6C3             0.00           0.00     0.099700  %          0.00
R-I     76111J6D1           100.00           0.00     5.500000  %          0.00
R-II    76111J6E9           100.00           0.00     5.500000  %          0.00
M-1     76111J6F6     5,754,200.00   5,631,821.73     5.500000  %      6,613.87
M-2     76111J6G4     1,643,900.00   1,608,938.12     5.500000  %      1,889.49
M-3     76111J6H2     1,027,500.00   1,005,647.50     5.500000  %      1,181.01
B-1     76111J6J8       616,500.00     603,388.50     5.500000  %        708.61
B-2     76111J6K5       411,000.00     402,259.00     5.500000  %        472.40
B-3     76111J6L3       616,548.44     603,435.91     5.500000  %        708.66

-------------------------------------------------------------------------------
                  410,986,658.37   266,813,396.10                  4,240,818.74
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        79,166.67     79,166.67            0.00       0.00     20,000,000.00
A-2        11,333.33     11,333.33            0.00       0.00              0.00
A-3        45,833.33     45,833.33            0.00       0.00     10,000,000.00
A-4       660,586.44  4,887,195.76            0.00       0.00    222,260,169.22
A-5       377,477.96    377,477.96            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-P             0.00      2,635.38            0.00       0.00        468,491.42
A-V        22,167.76     22,167.76            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        25,812.52     32,426.39            0.00       0.00      5,625,207.86
M-2         7,374.30      9,263.79            0.00       0.00      1,607,048.63
M-3         4,609.22      5,790.23            0.00       0.00      1,004,466.49
B-1         2,765.53      3,474.14            0.00       0.00        602,679.89
B-2         1,843.69      2,316.09            0.00       0.00        401,786.60
B-3         2,765.75      3,474.41            0.00       0.00        602,727.25

-------------------------------------------------------------------------------
        1,241,736.50  5,482,555.24            0.00       0.00    262,572,577.36
===============================================================================















































Run:        04/07/05     11:35:27
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13(POOL #  4708)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4708
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     3.958334     3.958334   0.000000 1000.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-4     852.733154   15.913379     2.487138    18.400517   0.000000  836.819776
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     844.600952    4.724513     0.000000     4.724513   0.000000  839.876440
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     978.732357    1.149399     4.485857     5.635256   0.000000  977.582958
M-2     978.732359    1.149401     4.485857     5.635258   0.000000  977.582958
M-3     978.732360    1.149401     4.485859     5.635260   0.000000  977.582958
B-1     978.732350    1.149392     4.485856     5.635248   0.000000  977.582958
B-2     978.732350    1.149392     4.485864     5.635256   0.000000  977.582958
B-3     978.732357    1.149399     4.485860     5.635259   0.000000  977.582958

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:27                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13 (POOL #  4708)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4708
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       55,454.33
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,892.72

SUBSERVICER ADVANCES THIS MONTH                                       18,684.94
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     7   2,541,142.52

 (B)  TWO MONTHLY PAYMENTS:                                    1     183,321.33

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     432,786.06


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     262,572,577.35

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          661

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,927,451.00

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.29969000 %     3.09616900 %    0.60307440 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.24427200 %     3.13693191 %    0.61318910 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,997,302.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,992,772.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.91031211
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              333.60

POOL TRADING FACTOR:                                                63.88834577

Run:        04/25/05     12:25:17                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13(POOL #  4708)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4708
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J5U4    20,000,000.00  20,000,000.00     4.750000  %          0.00
A-2     76111J5V2             0.00           0.00     0.680000  %          0.00
A-3     76111J5W0    10,000,000.00  10,000,000.00     5.500000  %          0.00
A-4     76111J5X8   265,601,000.00 222,260,169.22     3.500000  % 10,127,830.25
A-5     76111J5Y6             0.00           0.00     5.500000  %          0.00
A-6     76111J5Z3    76,822,533.00           0.00     0.000000  %          0.00
A-7     76111J6A7    27,935,467.00           0.00     0.000000  %          0.00
A-P     76111J6B5       557,809.93     468,491.42     0.000000  %     12,220.06
A-V     76111J6C3             0.00           0.00     0.099262  %          0.00
R-I     76111J6D1           100.00           0.00     5.500000  %          0.00
R-II    76111J6E9           100.00           0.00     5.500000  %          0.00
M-1     76111J6F6     5,754,200.00   5,625,207.86     5.500000  %      6,514.02
M-2     76111J6G4     1,643,900.00   1,607,048.63     5.500000  %      1,860.98
M-3     76111J6H2     1,027,500.00   1,004,466.49     5.500000  %      1,163.18
B-1     76111J6J8       616,500.00     602,679.89     5.500000  %        697.90
B-2     76111J6K5       411,000.00     401,786.60     5.500000  %        465.28
B-3     76111J6L3       616,548.44     602,727.25     5.500000  %        697.96

-------------------------------------------------------------------------------
                  410,986,658.37   262,572,577.36                 10,151,449.63
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        79,166.67     79,166.67            0.00       0.00     20,000,000.00
A-2        11,333.33     11,333.33            0.00       0.00              0.00
A-3        45,833.33     45,833.33            0.00       0.00     10,000,000.00
A-4       648,258.83 10,776,089.08            0.00       0.00    212,132,338.97
A-5       370,433.62    370,433.62            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-P             0.00     12,220.06            0.00       0.00        456,271.36
A-V        21,719.47     21,719.47            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        25,782.20     32,296.22            0.00       0.00      5,618,693.84
M-2         7,365.64      9,226.62            0.00       0.00      1,605,187.65
M-3         4,603.80      5,766.98            0.00       0.00      1,003,303.31
B-1         2,762.28      3,460.18            0.00       0.00        601,981.99
B-2         1,841.52      2,306.80            0.00       0.00        401,321.32
B-3         2,762.50      3,460.46            0.00       0.00        602,029.29

-------------------------------------------------------------------------------
        1,221,863.19 11,373,312.82            0.00       0.00    252,421,127.73
===============================================================================















































Run:        04/25/05     12:25:17
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13(POOL #  4708)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4708
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     3.958334     3.958334   0.000000 1000.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-4     836.819776   38.131747     2.440724    40.572471   0.000000  798.688028
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     839.876438   21.907211     0.000000    21.907211   0.000000  817.969227
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     977.582958    1.132046     4.480588     5.612634   0.000000  976.450912
M-2     977.582958    1.132046     4.480589     5.612635   0.000000  976.450912
M-3     977.582960    1.132049     4.480584     5.612633   0.000000  976.450912
B-1     977.582964    1.132052     4.480584     5.612636   0.000000  976.450912
B-2     977.582956    1.132044     4.480584     5.612628   0.000000  976.450912
B-3     977.582955    1.132044     4.480589     5.612633   0.000000  976.450911

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:17                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S13 (POOL #  4708)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4708
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       54,528.21
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,427.21

SUBSERVICER ADVANCES THIS MONTH                                        8,481.84
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     694,318.97

 (B)  TWO MONTHLY PAYMENTS:                                    1     183,135.51

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     432,349.22


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     252,421,127.73

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          636

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,847,358.65

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.24427200 %     3.14253800 %    0.61209510 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.09766300 %     3.25930911 %    0.63712560 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,997,302.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,992,772.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.90845349
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              332.40

POOL TRADING FACTOR:                                                61.41832651